Free Writing Prospectus Filed Pursuant to Rule 433 Registration No.: 333-131607

HSI Asset Securitization Corporation (the "Depositor") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The Depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attn: HALO 2007-WF1 or by calling (212) 525-8119.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

HALO 2007-WF1

New Issue Term Sheet and
Computational Materials

$298,119,943 (Approximate)

HALO 2007-WF1

HSI Asset Securitization Corporation
Depositor

CitiMortgage, Inc.
Master Servicer

Wells Fargo Bank, N.A.
Originator and Servicer

Lead Underwriter

January 22, 2007

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. (“HSBC”) will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to notice of allocation.

The information contained in this communication, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar communication relating to these securities. This communication is not required to contain, and does not contain, all information that is required to be included in the base prospectus and prospectus supplement. Additionally, the information contained herein is preliminary and subject to change.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions are necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure (the “Computational Materials”), are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. The Computational Materials are based upon proprietary modeling techniques and assumptions and alternative modeling techniques and/or assumptions may be more appropriate or produce significantly different results. The realization of the assumptions underlying the Computational Materials is subject to significant uncertainties and contingencies and actual economic variables that impact returns will differ, and may differ materially, from those inputs utilized in the model. As a result of the foregoing, HSBC makes no representation as to appropriateness of any modeling techniques employed by it, the appropriateness of the assumptions underlying the Computational Materials, the materiality of any assumption to the actual return, the reasonableness of any assumption or the particular factors that may affect whether such assumptions are realized.

Any collateral pool information contained herein, including without limitation any collateral tables which follow, is based only on a sample pool of mortgage loans expected to comprise the final pool, along with other mortgage loans, on the closing date. In addition, certain mortgage loans contained in this sample pool may be deleted from the pool of mortgage loans delivered to the issuer on the closing date. This sample pool may not necessarily represent a statistically relevant population. Although HSBC believes the information with respect to the sample pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the sample pool however it is not expected that these collateral characteristics will vary in any material respect.

The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This communication is not an offer to sell or the solicitation of an offer to buy these securities where such offer, solicitation or sale is not permitted. Additionally, transfers of any such securities or instruments may be limited by law or the terms thereof. Recipients are required to inform themselves of and comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any transaction.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Contact Information

HSBC Securities
ABS/MBS Structured Finance
Jon Voigtman Managing Director	Tel: (212) 525-2348 jon.voigtman@us.hsbc.com

Andrea Lenox Senior Vice President	Tel: (212) 525-4600 andrea.lenox@us.hsbc.com

Kristine Lock Assistant Vice President	Tel: (212) 525-8056 kristine.lock@us.hsbc.com

Syndicate and ABS/MBS Trading
Caroline Morrill Managing Director	Tel: (212) 525-3785 caroline.morrill@us.hsbc.com

Michael Banchik Senior Vice President	Tel: (212) 525-3399 michael.banchik@us.hsbc.com

George Smith Managing Director	Tel: (212) 525-3786 george.smith@us.hsbc.com

Whole Loan Trading
Mark Wirth Managing Director	Tel: (212) 525-4029 mark.wirth@us.hsbc.com

Martin Priest Vice President	Tel: (212) 525-4198 martin.priest@us.hsbc.com

Christopher Amato Assistant Vice President	Tel: (212) 525-3307 christopher.v.amato@us.hsbc.com

Kaushal Thakkar Assistant Vice President	Tel: (212) 525-3307 kaushal.thakkar@us.hsbc.com

George Costow Analyst	Tel: (212) 525-5416 george.costow@us.hsbc.com

Rating Agencies
Truc Bui - S&P	Tel: (212) 438-2673 Truc_Bui@standardandpoors.com
Nestor Macias - Moody’s	Tel: (212) 553-1456 nestor.macias@moodys.com

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Mortgage Pass-Through Certificates, Series 2007-WF1
$298,119,943 (Approximate, Subject to +/- 10% Variance)

HSI Asset Loan Obligation Trust 2007-WF1
Issuer

HSI Asset Securitization Corporation
Depositor

First Lien Residential Mortgage Loans

Transaction Highlights

Classes	Principal Balance ($) (1)	Avg Life to Call / Mty (2)(3)(4)	Principal Window to Call / Mty (Months) (2)(3)(4)	Description	Expected Ratings (Moody’s / S&P)	Initial Credit Enhancement (5)	Coupon
A-1	107,774,000	1.00 / 1.00	1 - 23 / 1 - 23	Senior Floater	Aaa/AAA	16.25%	1 Mo. LIBOR + ()
A-2	8,440,000	2.00 / 2.00	23 - 25 / 23 - 25	Senior Floater	Aaa/AAA	16.25%	1 Mo. LIBOR + ()
A-3	64,522,000	3.00 / 3.00	25 - 55 / 25 - 55	Senior Fixed	Aaa/AAA	16.25%	Fixed Rate
A-4	9,997,000	5.00 / 5.00	55 - 67 / 55 - 67	Senior Fixed	Aaa/AAA	16.25%	Fixed Rate
A-5	21,491,000	7.84 / 10.53	67 - 105 / 67 - 229	Senior Fixed	Aaa/AAA	16.25%	Fixed Rate
A-6	37,451,000	6.61 / 6.80	38 - 105 / 38 - 227	Senior NAS Fixed	Aaa/AAA	16.25%	Fixed Rate
M-1	9,538,000	3.73 / 3.73	37 - 58 / 37 - 58	Mezzanine Fixed	Aa1/AA+	13.05%	Fixed Rate
M-2	10,434,000	6.70 / 6.78	58 - 105 / 58 - 120	Mezzanine Fixed	Aa2/AA	9.55%	Fixed Rate
M-3	3,281,000	8.72 / 12.44	105 - 105 / 120 - 184	Mezzanine Fixed	Aa3/AA-	8.45%	Fixed Rate
M-4	8,794,000	5.77 / 6.22	37 - 105 / 37 - 157	Mezzanine Fixed	A3/A-	5.50%	Fixed Rate
M-5	4,024,000	5.77 / 6.11	37 - 105 / 37 - 139	Mezzanine Fixed	Baa1/BBB	4.15%	Fixed Rate
M-6	2,832,000	5.77 / 5.99	37 - 105 / 37 - 127	Mezzanine Fixed	Baa3/BBB-	3.20%	Fixed Rate
M-7	2,683,000	Privately Placed Certificates - Not Offered Hereby				2.30%	Fixed Rate
X		Not Offered Hereby
P		Not Offered Hereby
R		Not Offered Hereby

Notes:
(1)	Certificate balances subject to a variance of plus or minus 10%.
(2)	Certificates are priced to the 10% optional redemption, as described herein.
(3)	Based on the pricing prepayment speed, as described herein.
(4)
For each distribution date following the first possible optional redemption date, the margins on each of the LIBOR Certificates will increase to 2.0 times their related initial margin and the related coupon on each of the Fixed Rate Certificates will increase by 0.50%, as described herein.

(5)	Includes initial overcollateralization of 2.30%.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Issuer:	HSI Asset Loan Obligation Trust 2007-WF1.

Depositor:	HSI Asset Securitization Corporation.

Seller:	HSBC Bank USA, National Association.

Lead Underwriter:	HSBC Securities (USA) Inc.

Co-Managers:	Blaylock & Company, Inc. and Utendahl Capital Partners, L.P.

Originator:	Wells Fargo Bank, N.A.

Master Servicer and
Securities Administrator:	CitiMortgage, Inc. and Citibank, N.A. (respectively).

Servicer:	Wells Fargo Bank, N.A.

Custodian:	Wells Fargo Bank, N.A.
Trustee:	Deutsche Bank National Trust Company.

Credit Risk Manager:	OfficeTiger Global Real Estate Services Inc. (formerly known as MortgageRamp, Inc.)

Cap Provider:	[TBD]

Sample Pool Calculation Date:	December 1, 2006.

Cut-off Date:	January 1, 2007.

Expected Pricing Date:	The week of January 22, 2007.

Closing Date:	On or about February 6, 2007.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in February 2007. The first Distribution Date will be February 26, 2007.

Final Scheduled Distribution
Date:	December 25, 2036.

Certificates:
Approximately $249,675,000 senior certificates (the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, collectively the “Class A Certificates”), and approximately $41,586,000 mezzanine certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, collectively the “Class M Certificates”). The Class A Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, are referred to herein as the “Offered Certificates”. The Class M-7 Certificates, the “Non-Offered Certificates,” are not being offered hereby but will be privately placed to Regulation 144A qualified institutional buyers pursuant to a confidential private placement memorandum.

Fixed Rate Certificates:	The Offered Certificates, other than the LIBOR Certificates, and the Class M-7 Certificates.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

LIBOR Certificates:	The Class A-1 and Class A-2 Certificates.

Mortgage Loans:
The aggregate principal balance of the Mortgage Loans as of the Sample Pool Calculation Date is approximately $298,119,943. The Mortgage Loans consist of fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The Mortgage Loans consist of 15-, 20- and 30-year fixed-rate fully amortizing mortgage loans; 30-year fixed-rate interest-only mortgage loans with an interest-only period of five, ten or fifteen years; and 30/40 year fixed-rate balloon mortgage loans.

The collateral tables included in these Computational Materials represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the trust on the Closing Date. It is expected that (a) additional Mortgage Loans will be delivered to the trust on the Closing Date and (b) certain Mortgage Loans may be pre-paid, become ineligible for transfer to the trust or may otherwise be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date. However, it is not expected that the final mortgage pool will vary from the Sample Pool in any material respect.

Record Date:
The business day immediately preceding each Distribution Date for the LIBOR Certificates. For the Fixed Rate Certificates, the record date is the last business day of the month immediately preceding the month in which each Distribution Date occurs.

Delay Days:	0 (zero) days for the LIBOR Certificates, and 24 days for the Fixed Rate Certificates.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:
Interest with respect to the LIBOR Certificates will initially accrue from the Closing Date to, but excluding, the first Distribution Date. Thereafter, interest will accrue from the prior Distribution Date to, but excluding, the then current Distribution Date. With respect to the LIBOR Certificates, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The LIBOR Certificates will settle flat (no accrued interest).

The interest accrual period with respect to each Distribution Date for the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis). The price to be paid for the Fixed Rate Certificates by investors will include accrued interest from the Cut-off Date up to, but not including, the Closing Date.

Prepayment Period:
The Prepayment Period applicable to both full and partial prepayments on the Mortgage Loans with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

Fixed Pricing Prepayment Speed:
The Fixed Pricing Prepayment Speed for the Mortgage Loans assumes 4% CPR in month 1, building linearly to 23% CPR in month 12, and remaining at 23% CPR thereafter. The Fixed Pricing Prepayment Speed is capped at 85% CPR.

Tax Treatment:	REMIC.

ERISA Eligible:
The Offered Certificates generally may be purchased by employee benefit plans subject to ERISA; provided that, prior to the termination of the interest rate cap agreement, such investor meets the requirements of certain administrative or statutory exemptions as described in the prospectus supplement.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Legal investment:
The Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 ($100,000 with respect to initial European investors) and integral multiples of $1 in excess thereof.

Optional Redemption:
The Master Servicer may, or upon the instruction of the Depositor shall, purchase the Mortgage Loans and therefore cause the termination of the trust on any optional termination date, which is any Distribution Date following any month in which the aggregate principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Servicing Fee:	The Servicing Fee is calculated at the “Servicing Fee Rate” of 0.375% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Credit Risk Manager Fee:	The Credit Risk Manager Fee is calculated at the “Credit Risk Manager Fee Rate” of 0.014% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Servicing Fee Rate.

Principal & Interest Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Master Servicer will be required to make such advances to the extent that the Servicer fails in its obligation to advance. The Servicer (or the Master Servicer, as applicable) is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Servicer is required to pay Compensating Interest up to the amount of its Servicing Fee for the related Due Period to cover shortfalls due to partial and/or full prepayments on the Mortgage Loans (“Prepayment Interest Shortfalls”).

Credit Enhancement:	1. Excess spread;
2. Cap Payments Received;
3. Overcollateralization; and
4. Subordination

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate class certificate balance of the Offered Certificates and Non-Offered Certificates after taking into account the payments of principal to be made on such Distribution Date. The initial Overcollateralization Amount will be equal to approximately 2.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Overcollateralization Target
Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 2.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) 0.50% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Principal Payment Amount to the holders of the Certificates then entitled to payments of principal on such Distribution Date) is greater than or equal to approximately 32.50%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates and Non-Offered Certificates for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class certificate balance of the class or classes subordinate thereto, and (ii) the Overcollateralization Amount, in each case, calculated after taking into account payment of the Principal Payment Amount on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans.

Class	Initial Credit Enhancement	Target Credit Enhancement Percentage On and After Stepdown Date
A	16.25%	32.50%
M-1	13.05%	16.90%
M-2	9.55%	16.90%
M-3	8.45%	16.90%
M-4	5.50%	11.00%
M-5	4.15%	8.30%
M-6	3.20%	6.40%
M-7	2.30%	4.60%

Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Certificates then outstanding:

Class	Percentage
A	36.16%
M-1	45.02%
M-2	61.52%
M-3	69.54%
M-4	106.83%
M-5	141.57%
M-6	183.59%
M-7	255.40%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Loss Percentage
February 2009 through January 2010	0.50% for the first month, plus an additional 1/12th of 0.80% for each month thereafter
February 2010 through January 2011	1.30% for the first month, plus an additional 1/12th of 1.00% for each month thereafter
February 2011 through January 2012	2.30% for the first month, plus an additional 1/12th of 1.00% for each month thereafter
February 2012 through January 2013	3.30% for the first month, plus an additional 1/12th of 0.60% for each month thereafter
February 2013 through January 2014	3.90% for the first month, plus an additional 1/12th of 0.10% for each month thereafter
February 2014 and thereafter	4.00%

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties, but not including those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans (not including those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) as of the close of business on the last day of such month.

Rolling Three Month Delinquency
Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Realized Losses:	Generally, any realized losses on the Mortgage Loans will be absorbed first, by the excess spread, second, by the Overcollateralization Amount, and third, by Subordination.

Derivative Agreement:	On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into an interest rate cap agreement.

Under the interest rate cap agreement, the Cap Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 6.25% per annum, on the notional amount as set forth in the interest rate cap agreement.

Generally, the payments made by the Cap Provider will be deposited into a cap account (the “Cap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Cap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement in the same manner as the Interest Payment Priority and subsequently the Net Monthly Excess Cashflow.

A “Cap Counterparty Trigger Event” means the occurrence of the following event: a failure to pay by the Cap Provider or certain bankruptcy events with respect to the Cap Provider.

Interest Payment Priority:	On each Distribution Date, the interest collected will be paid in the following order of priority:

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

(i)        from the interest collected on the Mortgage Loans, to the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Certificates; and

(ii) from the remaining interest collections, sequentially in ascending numerical order, to the holders of the Class M Certificates, the Interest Payment Amount for the applicable class.

Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be paid as follows:

(i) to the Class A-6 Certificates, up to the Class A-6 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;
(ii) sequentially, in ascending numerical order, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates until the principal balance thereof has been reduced to zero;
(iii) to the Class A-6 Certificates, without regard to the Class A-6 Priority Amount, until the Class Principal Amount thereof has been reduced to zero; and

(iv)      sequentially, in ascending numerical order, to the holders of the Class M Certificates, any Principal Payment Amount remaining after the payment of (i) through (iii) above until the principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Payment Amount shall be paid as follows:
(i) to the Class A-6 Certificates, the Senior Principal Payment Amount, up to the Class A-6 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

(ii)       sequentially, in ascending numerical order, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the Senior Principal Payment Amount, until the principal balance thereof has been reduced to zero;

(iii) to the Class A-6 Certificates, without regard to the Class A-6 Priority Amount, the Senior Principal Payment Amount, until the Class Principal Amount thereof has been reduced to zero; and
(iv) sequentially, in ascending numerical order, to the holders of the Class M Certificates, the Class M Principal Payment Amount, until the principal balances thereof have been reduced to zero.

Net Monthly Excess Cashflow:
For any Distribution Date, the excess of (x) the available funds over (y) the sum of (i) the amount of interest collections on the Mortgage Loans used to pay monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal payments required to be made to the Class A and Class M Certificates.

Net Monthly Excess Cashflow
Payments:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i) to the holders of the Class A Certificates, any unpaid Senior Interest Payment Amounts, pro rata, based on such unpaid amounts;
(ii) sequentially, in ascending numerical order, to the holders of the Class M Certificates, any unpaid Interest Payment Amount for such Distribution Date;
(iii) sequentially in ascending numerical order, to the holders of the Class M Certificates:
a) in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
b) in an amount equal to the unpaid previously allocated Realized Loss Amounts;

(iv)     to the holders of the Offered Certificates and Non-Offered Certificates, any Basis Risk Carryover Amounts for such classes in the same order and priority described under “Interest Payment Priority” above;

(v) to the Credit Risk Manager, the Credit Risk Manager Fee;

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

(vi) to the holders of the Class X Certificates, as provided by the Pooling and Servicing Agreement.

Class A-6 Priority Amount:
With respect to the Class A-6 Certificates and any Distribution Date, the product of (a) the Class A-6 Priority Percentage, (b) the Class A-6 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Payment Amount for such Distribution Date or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the Senior Principal Payment Amount for such Distribution Date.

Class A-6 Priority Percentage:
With respect to any Distribution Date, the aggregate Class Principal Amount of the Class A-6 Certificates divided by the aggregate Class Principal Amount of the Class A Certificates, in each case immediately prior to any distributions on that Distribution Date.

Class A-6 Shift Percentage:	With respect to any Distribution Date, the percentage indicated below:

Distribution Date	Shift Percentage
February 2007 through January 2010	0%
February 2010 through January 2012	45%
February 2012 through January 2013	80%
February 2013 through January 2014	100%
February 2014 and thereafter	300%

Available Funds Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period for the LIBOR Certificates) equal to the weighted average of the Expense Adjusted Mortgage Rate for the Mortgage Loans then in effect on the beginning of the related Due Period.

Interest Rate:	The Interest Rate on any Distribution Date for each class of LIBOR Certificates will equal the lesser of:
(a) one-month LIBOR plus the related margin; and
(b) the Available Funds Cap.

The Interest Rate on any Distribution Date for each class of Fixed Rate Certificates will equal the lesser of:
(a) the fixed rate coupon for each class of the Fixed Rate Certificates; and
(b) the Available Funds Cap.

Interest Carry Forward Amount:
For each class of Offered Certificates and Non-Offered Certificates and on any Distribution Date, the sum of (i) the excess of (A) the Interest Payment Amount with respect to the prior Distribution Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Dates, over (B) the amount actually paid to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Interest Rate for such class.

Interest Payment Amount:
The Interest Payment Amount for the Offered Certificates and Non-Offered Certificates of any class on any Distribution Date is equal to interest accrued at the Interest Rate for that class during the related Interest Accrual Period on the principal balance of that class immediately prior to the Distribution Date.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Senior Interest Payment Amount:
The Senior Interest Payment Amount for any Distribution Date is equal to the Interest Payment Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Carryover Amount:
For any Distribution Date, if the Interest Rate for a class of Offered Certificates and Non-Offered Certificates is based on the Available Funds Cap, the excess of (i) the amount of interest such class would have accrued for such Distribution Date had the applicable Interest Rate not been subject to the Available Funds Cap, over (ii) the amount of interest such class of Certificates accrued for such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such amounts from the prior Distribution Dates (and accrued interest thereon at the then applicable Interest Rate, without giving effect to the Available Funds Cap). The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Step-up Coupon:
If the Optional Redemption is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margins on each of the LIBOR Certificates will increase to 2.0 times their related initial margin and the related coupon on each of the Fixed Rate Certificates will increase by 0.50%.

Principal Payment Amount:
The Principal Payment Amount for any Distribution Date will be the excess, if any, of (a) the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any overcollateralization increase amount for such Distribution Date, over (b) the amount of any overcollateralization release amount for such Distribution Date.

Senior Principal Payment Amount:
The Senior Principal Payment Amount is an amount equal to the lesser of (1) the Principal Payment Amount and (2) the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the Target Credit Enhancement Percentage On and After Stepdown Date (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M Principal Payment
Amount:
The lesser of (1) any remaining Principal Payment Amount from the Mortgage Loans and (2) the excess of (x) the aggregate principal balance of all Certificates senior to the related class (for the purposes of the calculation of the Class M Principal Payment Amount, the Class M-1, Class M-2 and Class M-3 Certificates will have the same seniority, although the payment amount calculated will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates) and the principal balance of the related certificates immediately prior to such Distribution Date less the amount paid to classes senior to the related class for such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the Target Credit Enhancement Percentage On and After Stepdown Date (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class M-1, Class M-2 and Class M-3 Principal Payment Amount will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Optimal Principal Payment Amount Percentage
Class	Percentage
A	67.50%
M-1, M-2 and M-3	83.10%
M-4	89.00%
M-5	91.70%
M-6	93.60%
M-7	95.40%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Sensitivity Analysis

(To Call)

	PPC	50%	75%	100%	125%	150%
A-1	WAL (years)	1.83	1.28	1.00	0.83	0.71
	Principal Window (months)	1 - 46	1 - 31	1 - 23	1 - 19	1 - 16
A-2	WAL (years)	3.96	2.63	2.00	1.61	1.35
	Principal Window (months)	46 - 50	31 - 33	23 - 25	19 - 21	16 - 17
A-3	WAL (years)	7.44	4.22	3.00	2.27	1.88
	Principal Window (months)	50 - 162	33 - 84	25 - 55	21 - 36	17 - 29
A-4	WAL (years)	14.75	9.46	5.00	3.48	2.53
	Principal Window (months)	162 - 194	84 - 131	55 - 67	36 - 47	29 - 32
A-5	WAL (years)	16.70	11.59	7.84	5.16	3.13
	Principal Window (months)	194 - 201	131 - 140	67 - 105	47 - 83	32 - 53
A-6	WAL (years)	7.87	7.06	6.61	5.97	5.19
	Principal Window (months)	37 - 201	37 - 140	38 - 105	42 - 83	47 - 67
M-1	WAL (years)	7.30	4.96	3.73	3.37	3.51
	Principal Window (months)	67 - 113	45 - 77	37 - 58	39 - 46	40 - 45
M-2	WAL (years)	13.03	8.96	6.70	5.29	4.43
	Principal Window (months)	113 - 201	77 - 140	58 - 105	46 - 83	45 - 67
M-3	WAL (years)	16.72	11.64	8.72	6.89	5.55
	Principal Window (months)	201 - 201	140 - 140	105 - 105	83 - 83	67 - 67
M-4	WAL (years)	11.20	7.70	5.77	4.68	4.06
	Principal Window (months)	67 - 201	45 - 140	37 - 105	38 - 83	39 - 67
M-5	WAL (years)	11.20	7.70	5.77	4.67	4.02
	Principal Window (months)	67 - 201	45 - 140	37 - 105	37 - 83	38 - 67
M-6	WAL (years)	11.20	7.70	5.77	4.65	4.00
	Principal Window (months)	67 - 201	45 - 140	37 - 105	37 - 83	38 - 67

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Sensitivity Analysis

(To Maturity)

	PPC	50%	75%	100%	125%	150%
A-1	WAL (years)	1.83	1.28	1.00	0.83	0.71
	Principal Window (months)	1 - 46	1 - 31	1 - 23	1 - 19	1 - 16
A-2	WAL (years)	3.96	2.63	2.00	1.61	1.35
	Principal Window (months)	46 - 50	31 - 33	23 - 25	19 - 21	16 - 17
A-3	WAL (years)	7.44	4.22	3.00	2.27	1.88
	Principal Window (months)	50 - 162	33 - 84	25 - 55	21 - 36	17 - 29
A-4	WAL (years)	14.75	9.46	5.00	3.48	2.53
	Principal Window (months)	162 - 194	84 - 131	55 - 67	36 - 47	29 - 32
A-5	WAL (years)	21.29	15.38	10.53	6.15	3.13
	Principal Window (months)	194 - 356	131 - 293	67 - 229	47 - 182	32 - 53
A-6	WAL (years)	7.88	7.11	6.80	6.77	6.34
	Principal Window (months)	37 - 354	37 - 290	38 - 227	42 - 180	47 - 149
M-1	WAL (years)	7.30	4.96	3.73	3.37	3.51
	Principal Window (months)	67 - 113	45 - 77	37 - 58	39 - 46	40 - 45
M-2	WAL (years)	13.16	9.06	6.78	5.35	4.48
	Principal Window (months)	113 - 227	77 - 160	58 - 120	46 - 95	45 - 77
M-3	WAL (years)	22.64	16.44	12.44	9.82	8.00
	Principal Window (months)	227 - 318	160 - 241	120 - 184	95 - 146	77 - 119
M-4	WAL (years)	11.95	8.28	6.22	5.03	4.36
	Principal Window (months)	67 - 284	45 - 207	37 - 157	38 - 124	39 - 101
M-5	WAL (years)	11.78	8.14	6.11	4.94	4.25
	Principal Window (months)	67 - 257	45 - 184	37 - 139	37 - 109	38 - 89
M-6	WAL (years)	11.59	7.99	5.99	4.83	4.16
	Principal Window (months)	67 - 238	45 - 168	37 - 127	37 - 100	38 - 81

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Effective Maximum Interest Rate Table for the LIBOR Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Period	Scenario (1) (%)	Scenario (2) (%)
1	*	*	37	7.19%	7.19%	73	7.19%	7.19%
2	7.96%	7.96%	38	7.96%	7.96%	74	7.96%	7.96%
3	7.19%	7.19%	39	7.19%	7.19%	75	7.19%	7.19%
4	7.43%	7.43%	40	7.43%	7.43%	76	7.43%	7.43%
5	7.19%	7.19%	41	7.19%	7.19%	77	7.19%	7.19%
6	7.43%	7.43%	42	7.43%	7.43%	78	7.43%	7.43%
7	7.19%	11.87%	43	7.19%	7.19%	79	7.19%	7.19%
8	7.19%	11.70%	44	7.19%	7.19%	80	7.19%	7.19%
9	7.43%	11.74%	45	7.43%	7.43%	81	7.43%	7.43%
10	7.19%	11.29%	46	7.19%	7.19%	82	7.19%	7.19%
11	7.43%	11.31%	47	7.43%	7.43%	83	7.43%	7.43%
12	7.19%	10.85%	48	7.19%	7.19%	84	7.19%	7.19%
13	7.19%	10.62%	49	7.19%	7.19%	85	7.19%	7.19%
14	7.69%	10.88%	50	7.96%	7.96%	86	7.97%	7.97%
15	7.19%	10.15%	51	7.19%	7.19%	87	7.19%	7.19%
16	7.43%	10.14%	52	7.43%	7.43%	88	7.43%	7.43%
17	7.19%	9.65%	53	7.19%	7.19%	89	7.19%	7.19%
18	7.43%	9.64%	54	7.43%	7.43%	90	7.43%	7.43%
19	7.19%	9.14%	55	7.19%	7.19%	91	7.19%	7.19%
20	7.19%	8.87%	56	7.19%	7.19%	92	7.19%	7.19%
21	7.43%	8.84%	57	7.43%	7.43%	93	7.43%	7.43%
22	7.19%	8.32%	58	7.19%	7.19%	94	7.20%	7.20%
23	7.43%	8.27%	59	7.43%	7.43%	95	7.43%	7.43%
24	7.19%	7.74%	60	7.19%	7.19%	96	7.20%	7.20%
25	7.19%	7.44%	61	7.19%	7.19%	97	7.20%	7.20%
26	7.96%	7.96%	62	7.69%	7.69%	98	7.97%	7.97%
27	7.19%	7.19%	63	7.19%	7.19%	99	7.20%	7.20%
28	7.43%	7.43%	64	7.43%	7.43%	100	7.44%	7.44%
29	7.19%	7.19%	65	7.19%	7.19%	101	7.20%	7.20%
30	7.43%	7.43%	66	7.43%	7.43%	102	7.44%	7.44%
31	7.19%	7.19%	67	7.19%	7.19%	103	7.20%	7.20%
32	7.19%	7.19%	68	7.19%	7.19%	104	7.20%	7.20%
33	7.43%	7.43%	69	7.43%	7.43%	105	7.44%	7.44%
34	7.19%	7.19%	70	7.19%	7.19%
35	7.43%	7.43%	71	7.43%	7.43%
36	7.19%	7.19%	72	7.19%	7.19%

1. Assumes one-month LIBOR remains constant at 5.32%, the cashflows are run to the Optional Redemption at the pricing speed.
2. Assumes one-month LIBOR increases instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Cap Payments are received as scheduled and applied.
* Period is less than a full month.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Effective Maximum Interest Rate Table for the Fixed Rate Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Period	Scenario (1) (%)	Scenario (2) (%)
1	*	*	37	7.43%	7.43%	73	7.43%	7.43%
2	7.43%	7.43%	38	7.43%	7.43%	74	7.43%	7.43%
3	7.43%	7.43%	39	7.43%	7.43%	75	7.43%	7.43%
4	7.43%	7.43%	40	7.43%	7.43%	76	7.43%	7.43%
5	7.43%	7.43%	41	7.43%	7.43%	77	7.43%	7.43%
6	7.43%	7.43%	42	7.43%	7.43%	78	7.43%	7.43%
7	7.43%	12.26%	43	7.43%	7.43%	79	7.43%	7.43%
8	7.43%	12.09%	44	7.43%	7.43%	80	7.43%	7.43%
9	7.43%	11.74%	45	7.43%	7.43%	81	7.43%	7.43%
10	7.43%	11.67%	46	7.43%	7.43%	82	7.43%	7.43%
11	7.43%	11.31%	47	7.43%	7.43%	83	7.43%	7.43%
12	7.43%	11.21%	48	7.43%	7.43%	84	7.43%	7.43%
13	7.43%	10.98%	49	7.43%	7.43%	85	7.43%	7.43%
14	7.43%	10.52%	50	7.43%	7.43%	86	7.43%	7.43%
15	7.43%	10.49%	51	7.43%	7.43%	87	7.43%	7.43%
16	7.43%	10.14%	52	7.43%	7.43%	88	7.43%	7.43%
17	7.43%	9.98%	53	7.43%	7.43%	89	7.43%	7.43%
18	7.43%	9.64%	54	7.43%	7.43%	90	7.43%	7.43%
19	7.43%	9.44%	55	7.43%	7.43%	91	7.43%	7.43%
20	7.43%	9.17%	56	7.43%	7.43%	92	7.43%	7.43%
21	7.43%	8.84%	57	7.43%	7.43%	93	7.43%	7.43%
22	7.43%	8.59%	58	7.43%	7.43%	94	7.43%	7.43%
23	7.43%	8.27%	59	7.43%	7.43%	95	7.43%	7.43%
24	7.43%	7.99%	60	7.43%	7.43%	96	7.43%	7.43%
25	7.43%	7.68%	61	7.43%	7.43%	97	7.44%	7.44%
26	7.43%	7.43%	62	7.43%	7.43%	98	7.44%	7.44%
27	7.43%	7.43%	63	7.43%	7.43%	99	7.44%	7.44%
28	7.43%	7.43%	64	7.43%	7.43%	100	7.44%	7.44%
29	7.43%	7.43%	65	7.43%	7.43%	101	7.44%	7.44%
30	7.43%	7.43%	66	7.43%	7.43%	102	7.44%	7.44%
31	7.43%	7.43%	67	7.43%	7.43%	103	7.44%	7.44%
32	7.43%	7.43%	68	7.43%	7.43%	104	7.44%	7.44%
33	7.43%	7.43%	69	7.43%	7.43%	105	7.44%	7.44%
34	7.43%	7.43%	70	7.43%	7.43%
35	7.43%	7.43%	71	7.43%	7.43%
36	7.43%	7.43%	72	7.43%	7.43%

1. Assumes one-month LIBOR remains constant at 5.32%, the cashflows are run to the Optional Redemption at the pricing speed.
2. Assumes one-month LIBOR increases instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Cap Payments are received as scheduled and applied.
* Period is less than a full month.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Excess Spread

Period	Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)	Period	Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)	Period	Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)
1	2.69%	2.69%	5.3343%	37	1.86%	1.86%	4.9853%	73	1.81%	1.81%	5.1863%
2	2.06%	2.05%	5.3470%	38	1.85%	1.85%	4.9947%	74	1.81%	1.81%	5.1882%
3	1.85%	1.85%	5.3293%	39	1.85%	1.85%	4.9991%	75	1.81%	1.81%	5.1867%
4	1.92%	1.91%	5.3238%	40	1.84%	1.84%	4.9998%	76	1.81%	1.81%	5.1870%
5	1.85%	1.85%	5.3066%	41	1.84%	1.84%	5.0143%	77	1.81%	1.81%	5.1878%
6	1.91%	1.92%	5.2893%	42	1.84%	1.84%	5.0232%	78	1.81%	1.81%	5.2043%
7	1.85%	1.86%	5.2893%	43	1.84%	1.84%	5.0232%	79	1.81%	1.81%	5.2158%
8	1.85%	1.88%	5.2384%	44	1.84%	1.84%	5.0384%	80	1.81%	1.81%	5.2158%
9	1.90%	1.94%	5.1975%	45	1.83%	1.83%	5.0473%	81	1.81%	1.81%	5.2154%
10	1.85%	1.89%	5.1979%	46	1.83%	1.83%	5.0455%	82	1.81%	1.81%	5.2154%
11	1.90%	1.95%	5.1332%	47	1.83%	1.83%	5.0698%	83	1.81%	1.81%	5.2158%
12	1.85%	1.91%	5.0877%	48	1.83%	1.83%	5.0797%	84	1.81%	1.81%	5.2437%
13	1.85%	1.91%	5.0874%	49	1.83%	1.83%	5.0783%	85	1.80%	1.80%	5.2686%
14	1.93%	1.99%	5.0426%	50	1.82%	1.82%	5.0889%	86	1.80%	1.80%	5.2702%
15	1.85%	1.92%	5.0101%	51	1.82%	1.82%	5.0926%	87	1.80%	1.80%	5.2690%
16	1.88%	1.94%	5.0108%	52	1.82%	1.82%	5.0929%	88	1.80%	1.80%	5.2698%
17	1.85%	1.91%	4.9886%	53	1.82%	1.82%	5.0926%	89	1.80%	1.80%	5.2698%
18	1.87%	1.93%	4.9723%	54	1.81%	1.81%	5.1666%	90	1.79%	1.79%	5.2818%
19	1.85%	1.90%	4.9733%	55	1.81%	1.81%	5.2125%	91	1.79%	1.79%	5.2937%
20	1.84%	1.89%	4.9538%	56	1.81%	1.81%	5.2129%	92	1.79%	1.79%	5.2918%
21	1.86%	1.90%	4.9449%	57	1.81%	1.81%	5.2137%	93	1.79%	1.79%	5.2930%
22	1.84%	1.88%	4.9452%	58	1.81%	1.81%	5.2125%	94	1.79%	1.79%	5.2933%
23	1.86%	1.88%	4.9385%	59	1.81%	1.81%	5.2133%	95	1.78%	1.78%	5.2922%
24	1.84%	1.86%	4.9366%	60	1.81%	1.81%	5.1742%	96	1.78%	1.78%	5.2774%
25	1.84%	1.85%	4.9356%	61	1.81%	1.81%	5.1453%	97	1.78%	1.78%	5.2635%
26	1.84%	1.84%	4.9305%	62	1.81%	1.81%	5.1475%	98	1.78%	1.78%	5.2650%
27	1.85%	1.85%	4.9264%	63	1.81%	1.81%	5.1449%	99	1.77%	1.77%	5.2639%
28	1.85%	1.85%	4.9274%	64	1.81%	1.81%	5.1453%	100	1.77%	1.77%	5.2654%
29	1.85%	1.85%	4.9323%	65	1.81%	1.81%	5.1456%	101	1.77%	1.77%	5.2635%
30	1.85%	1.85%	4.9369%	66	1.81%	1.81%	5.1401%	102	1.77%	1.77%	5.2740%
31	1.85%	1.85%	4.9373%	67	1.81%	1.81%	5.1358%	103	1.77%	1.77%	5.2821%
32	1.85%	1.85%	4.9494%	68	1.81%	1.81%	5.1362%	104	1.77%	1.77%	5.2810%
33	1.85%	1.85%	4.9570%	69	1.81%	1.81%	5.1351%	105	1.78%	1.78%	5.2818%
34	1.85%	1.85%	4.9570%	70	1.81%	1.81%	5.1355%
35	1.85%	1.85%	4.9772%	71	1.81%	1.81%	5.1362%
36	1.86%	1.86%	4.9870%	72	1.81%	1.81%	5.1612%

1. Assumes one-month LIBOR remains constant at 5.32% and the cashflows are run to the Optional Redemption at the pricing speed.
2. Assumes one-month LIBOR is equal to the forward curve provided and the cashflows are run to the Optional Redemption at the pricing speed. Values for one-month LIBOR are approximate.
3. Reflects the effect of Cap Payments received.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

Interest Rate Cap Schedule

Aggregate Interest Rate Cap Schedule
Period	Accrual Start	Accrual End	Cap Notional ($)

1	1/25/2007	2/25/2007	0.00
2	2/25/2007	3/25/2007	0.00
3	3/25/2007	4/25/2007	0.00
4	4/25/2007	5/25/2007	0.00
5	5/25/2007	6/25/2007	0.00
6	6/25/2007	7/25/2007	0.00
7	7/25/2007	8/25/2007	93,976,590.11
8	8/25/2007	9/25/2007	88,854,950.67
9	9/25/2007	10/25/2007	83,346,718.84
10	10/25/2007	11/25/2007	77,470,006.08
11	11/25/2007	12/25/2007	71,721,710.57
12	12/25/2007	1/25/2008	66,099,587.92
13	1/25/2008	2/25/2008	60,600,884.30
14	2/25/2008	3/25/2008	55,222,905.76
15	3/25/2008	4/25/2008	49,963,016.92
16	4/25/2008	5/25/2008	44,818,639.68
17	5/25/2008	6/25/2008	39,787,252.04
18	6/25/2008	7/25/2008	34,866,386.82
19	7/25/2008	8/25/2008	30,053,630.49
20	8/25/2008	9/25/2008	25,346,622.03
21	9/25/2008	10/25/2008	20,743,051.77
22	10/25/2008	11/25/2008	16,240,660.26
23	11/25/2008	12/25/2008	11,837,237.23
24	12/25/2008	1/25/2009	7,530,620.46
25	1/25/2009	2/25/2009	3,318,694.80
26	2/25/2009	3/25/2009	0.00

The Accrual Period for the Interest Rate Cap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Derivative Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 6.25% per annum, on the notional amount as set forth in the interest rate cap agreement.

The Distribution Date for the Interest Rate Cap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HALO 2007-WF1

BREAKEVEN LOSSES

	Static LIBOR		Forward LIBOR
Class	CDR	Cum. Loss	CDR	Cum. Loss
M-1	15.25%	16.14%	15.29%	16.17%
M-2	11.14%	12.94%	11.18%	12.98%
M-3	9.98%	11.93%	10.01%	11.95%
M-4	7.17%	9.20%	7.20%	9.23%
M-5	6.02%	7.96%	6.05%	8.00%
M-6	5.31%	7.16%	5.34%	7.20%
M-7	4.81%	6.58%	4.84%	6.61%

100% Prepayment Speed
40% Severity
Triggers Failing
To Maturity
Breakeven loss represents CDR which results in first dollar of principal loss
12 mos. lag
P&I advanced at 100%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.